CONSENT OF MR. PETER WU

Exhibit 99.6

The undersigned hereby consents to becoming a director of Cathay Bancorp, Inc. The undersigned also consents to the use of his name in the Cathay Bancorp, Inc. Registration Statement on Form S-4.

/s/ PETER WU

Name: Peter Wu